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                                                                    Exhibit 99.3

                         UNITED STATES BANKRUPTCY COURT
                          WESTERN DISTRICT OF OKLAHOMA

In re:                                  )
                                        )
TOWER TECH, INC.,                       )       BK-00-20285-TS
                                        )       Chapter 11
               Debtor.                  )

                          SECOND SUPPLEMENT TO AMENDED
                   PLAN OF REORGANIZATION OF TOWER TECH, INC.
                   ------------------------------------------

     COMES NOW Tower Tech, Inc., debtor and debtor possession, and files hereby this second supplement to the Amended Plan of Reorganization of Tower Tech, Inc., to provide as follows:

     Article I A. 84. is hereby replaced and substituted to provide as follows:
"Intentionally omitted".

     Article III D. 1. is hereby replaced and substituted to provide as follows: "Class 2 -- Allowed Secured Claim of Gold Bank. The Class 2 Claim allowed shall be paid and settled in full pursuant to the `Post Bankruptcy Amended and Restated Loan Agreement' in a form substantially similar to that attached to the Second Supplement to Amended Plan of Reorganization of Tower Tech, Inc."

     Article IV D. 1. (2) is hereby replaced and substituted to provide as follows: "intentionally omitted".

     Exhibit C is hereby replaced and substituted to provide as follows:
"Intentionally left blank."

     In all other instances the amended plan of reorganization remains unchanged.

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                                   /s/ Mark B. Toffoli
                                   -------------------------
                                   Mark B. Toffoli OBA #9045
                                   Holbrook & Toffoli
                                   2200 First National Center
                                   120 North Robinson
                                   Oklahoma City, Oklahoma 73102
                                   (405) 232-8131
                                   Attorneys for Tower Tech, Inc.

                             CERTIFICATE OF SERVICE
                             ----------------------

     I hereby certify that on the 15/th/ day of November, 2001, a true and correct copy of the above and foregoing instrument was served via first class U.S. mail, postage prepaid, upon the following:

Michael Paul Kirschner                    Joe E. Edwards
Lorrie A. Corbin                          Joel W. Harmon
The Kirschner Law Firm, P.C.              Day, Edwards, Propester & Christensen
100 North Broadway                        2900 Oklahoma Tower
3360 Bank One Center                      210 Park Avenue
Oklahoma City, OK 73102-8867              Oklahoma City, OK 73102-5605

Charles E. Snyder
Office of the United States Trustee
215 Dean A. McGee, Room 408
Oklahoma City, OK 73102

                                   /s/ Mark B. Toffoli
                                   ---------------------------
                                   Mark B. Toffoli OBA #9045

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